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
                                         EXHIBIT 11
                                       SUNAMERICA INC.
                       STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                          (In thousands, except per-share amounts)
                                                                  Years ended September 30,
                                           ------------------------------------------------
                                               1997      1996      1995      1994      1993
                                           --------  --------  --------  --------  --------
Average number of common and
  common stock equivalent shares
  outstanding during the period:
    Common Stock issued and
      outstanding at beginning of
      period                                179,179   163,245   161,115   149,235   144,060
    Average number of common shares
      issued upon exercise of employee
      stock options or under other
      employee stock plans                    3,461       417     1,622       372     3,587
    Average number of common stock
      equivalent shares arising from
      outstanding employee stock options      5,737     6,001     3,980     3,980     4,200
    Average number of common stock
      equivalent shares arising from
      other employee stock plans              1,446       675       612        --        --
    Average number of shares
      issuable upon conversion of
      convertible preferred stock:
        Series A Mandatory
          Conversion Premium Dividend
          Preferred Stock                        --        --        --     9,735    16,773
        Series D Mandatory
          Conversion Premium Dividend
          Preferred Stock                        --     3,876    22,013    22,515    12,528
        Series E Mandatory
          Conversion Premium Dividend
          Preferred Stock                    14,415    16,212        --        --        --
    Average number of shares issuable
      upon conversion of Premium
      Equity Redemption Cumulative
      Security Units                          3,520        --        --        --        --
    Average number of shares issued
      upon redemption of Series A
      Depositary Shares on
      August 16, 1994                            --        --        --     1,410        --
    Average number of shares issued
      upon redemption of Series D
      Depositary Shares on
      January 2, 1996                            --    11,463        --        --        --
    Average number of shares redeemed
      upon exchange of Common Stock for
      Nontransferable Class B Stock
      on June 6, 1996                            --        (8)       --        --        --
                                           --------  --------  --------  --------  --------
Average number of common and
  common stock equivalent shares
  outstanding during the period             207,758   201,881   189,342   187,247   181,148
                                           ========  ========  ========  ========  ========

                                         EXHIBIT 11
                                       SUNAMERICA INC.
                       STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                          (In thousands, except per-share amounts)
                                         (Continued)


                                                                  Years ended September 30,
                                           ------------------------------------------------
                                               1997      1996      1995      1994      1993
                                           --------  --------  --------  --------  --------
Earnings applicable to
  common stock:
    Income before cumulative
      effect of change in accounting
      for income taxes                     $379,050  $274,427  $194,206  $165,301  $127,011
    Less preferred dividend
      requirements other than those
      related to convertible issues:
        9-1/4% Preferred Stock,
          Series B                           (5,754)   (8,124)  (11,440)  (12,996)  (12,996)
        SunAmerica Adjustable Rate
          Cumulative Preferred Stock,
          Series C                              (28)   (3,408)   (3,543)   (3,424)   (3,478)
                                           --------  --------  --------  --------  --------
  Income before cumulative effect
    of change in accounting for
    income taxes applicable to
    common stock                            373,268   262,895   179,223   148,881   110,537
  Cumulative effect of change in
    accounting for income taxes                  --        --        --   (33,500)       --
                                           --------  --------  --------  --------  --------
  Net income applicable to
    common stock                           $373,268  $262,895  $179,223  $115,381  $110,537
                                           ========  ========  ========  ========  ========
Earnings per common and common
  equivalent share:
    Income before cumulative
      effect of change in accounting
      for income taxes                     $   1.80  $   1.30  $   0.95  $   0.80  $   0.61
    Cumulative effect of change
      in accounting for income taxes             --        --        --     (0.18)       --
                                           --------  --------  --------  --------  --------
    Net income                             $   1.80  $   1.30  $   0.95  $   0.62  $   0.61
                                           ========  ========  ========  ========  ========
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